UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

Curative Biotechnology, Inc.

(Exact name of registrant as specified in its charter)

Florida	71-1550658
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1825 NW Corporate Blvd #110, Boca Raton, FL	33431
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Common Stock, par value $0.0001	NYSE American LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates: 333-264339

Securities to be registered pursuant to Section 12(g) of the Act: None

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant’s Securities to be Registered.

A description of the securities of Curative Biotechnology, Inc., a Florida corporation (the “Registrant”), to be registered hereunder is set forth under the heading “Description of Securities” in the prospectus constituting a part of the Registrant’s registration statement on Form S-1 (File No. 333-264339), initially filed with the Securities and Exchange Commission (the “Commission”) on April 15, 2022, as subsequently amended, which description is incorporated herein by reference. The description of the Registrant’s securities included in any form of prospectus subsequently filed by the Registrant with the Commission pursuant to Section 424(b) of the Securities Act of 1933, as amended, shall also be deemed to be incorporated herein by reference.

Furnish the information required by Item 202 of Regulation S-K (§229.202 of this chapter), as applicable.

Item 2. Exhibits.

Pursuant to the Instructions as to Exhibits with respect to Form 8-A, no exhibits are required to be filed because no other securities of the Registrant are registered on The NYSE American, LLC, and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURE

Pursuant to the requirements of Section l2 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Curative Biotechnology, Inc.

Date: October 5, 2022	By:	/s/ Richard Garr
Richard Garr
Chief Executive Officer